Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

THIRD QUARTER FISCAL 2019

Reports Record Third Quarter Revenues of $1.6 billion

GAAP Continuing EPS of $0.55; Adjusted Continuing EPS of $0.60

Reaffirms Fiscal 2019 Guidance Outlook

Declaration of 214th Consecutive Quarterly Dividend

New York, NY - September 5, 2019 - ABM (NYSE: ABM), a leading provider of facility solutions, today announced financial results for the third quarter of fiscal 2019.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "The third quarter represented another period of consistently solid execution from our teams. These results demonstrate our ongoing commitment to manage our business strategically and profitably."

	Three Months Ended July 31,				Nine Months Ended July 31,
(in millions, except per share amounts) (unaudited)	2019	2018	Increase/ (Decrease)		2019	2018	Increase/ (Decrease)

Revenues	$1,647.9	$1,624.3	1.5%		$4,850.6	$4,793.5	1.2%

Operating profit	$57.3	$48.1	19.0%		$142.1	$112.9	25.9%

Income from continuing operations	$36.5	$33.7	8.3%		$79.4	$87.1	(8.7)%
Income from continuing operations per diluted share	$0.55	$0.51	7.8%		$1.19	$1.31	(9.2)%

Adjusted income from continuing operations	$40.2	$38.0	5.8%		$92.5	$86.6	6.8%
Adjusted income from continuing operations per diluted share	$0.60	$0.57	5.3%		$1.38	$1.31	5.3%

Net income	$36.8	$33.6	9.3%		$79.4	$88.1	(9.8)%
Net income per diluted share	$0.55	$0.51	7.8%		$1.19	$1.33	(10.5)%

Net cash provided by operating activities of continuing operations	$57.4	$74.2	(22.6)%		$114.0	$206.4	(44.8)%

Adjusted EBITDA	$93.0	$88.4	5.2%		$246.5	$236.6	4.2%
Adjusted EBITDA margin	5.6%	5.4%	20	bps	5.1%	4.9%	20	bps

*	Not meaningful (due to variance greater than or equal to +/-100%)

This release refers to certain non-GAAP financial measures described as “Adjusted EBITDA”, defined as earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability, "Adjusted EBITDA margin", defined as adjusted EBITDA divided by revenue, “Adjusted income from continuing operations,” "Adjusted income from continuing operations per diluted share”, and "organic revenue". Organic revenue is defined as revenue adjusted for the impact of acquisitions and divestitures, as well as the impact of the adoption of ASC 853 and ASC 606. These adjustments have been made with the intent of providing financial measures that give management and investors a more representative understanding of underlying operational results and trends as well as the Company’s operational performance. Management also uses Adjusted EBITDA as a basis for planning and forecasting future periods. Please refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures. We round amounts in these schedules to millions and calculate all percentages and per-share data from the underlying whole-dollar amounts. As a result, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Unless otherwise noted, all references to years are to our fiscal year, which ends on October 31.

1

Third Quarter Summary

•	Record third quarter revenue of $1,647.9 million.

•	Organic revenue growth (which excludes the impact from ASC 853 and ASC 606) of 2.3%, primarily driven by growth within the Technical Solutions and Aviation segments.

•	Income from continuing operations of $36.5 million, or $0.55 per diluted share versus $33.7 million, or $0.51 per diluted share last year.

•	Adjusted income from continuing operations of $40.2 million, or $0.60 per diluted share versus $38.0 million, or $0.57 per diluted share last year.

•	Net income of $36.8 million, or $0.55 per diluted share.

•	Adjusted EBITDA of $93.0 million compared to $88.4 million last year, leading to an adjusted EBITDA margin of 5.6%.

•	Net cash provided by continuing operating activities of $57.4 million for the quarter.

•	Legacy Healthcare business integrated into Business & Industry, Technical Solutions, and Education segments.

•	Results reflect the adoption of Accounting Standards Codification ("ASC") 853 and ASC 606. ASC 853, related to service concession arrangements, had a revenue impact of ($12.5) million predominantly in the Aviation segment. ASC 606, related to revenue from contracts with customers, had a ($0.5) million impact to revenue and $0.02 impact to income from continuing operations per diluted share on both a GAAP and adjusted basis.

Third Quarter Results

For the third quarter of fiscal 2019, the Company achieved record revenues of approximately $1.6 billion driven by organic growth of 2.3%, excluding the adoption of ASC 853 and ASC 606. Organic revenue growth was driven primarily by growth within the Technical Solutions and Aviation segments. Organic revenue growth was partially offset by a decline in revenue primarily within the Business & Industry including the loss of lower margin contracts.

On a GAAP basis, income from continuing operations was $36.5 million, or $0.55 per diluted share, compared to income from continuing operations of $33.7 million, or $0.51 per diluted share last year.

Adjusted income from continuing operations for the third quarter of 2019 was $40.2 million, or $0.60 per diluted share, compared to $38.0 million, or $0.57 per diluted share for the third quarter of fiscal 2018. Adjusted results exclude items impacting comparability.  A description of items impacting comparability can be found in the "Reconciliation of Non-GAAP Financial Measures" table.

Income from continuing operations for the quarter on both a GAAP and adjusted basis reflects higher revenue contribution from the Technical Solutions segment, as well as higher margin revenue mix and benefits of improved labor management primarily within the Business & Industry segment. The Company also saw a $0.02 favorable impact related to the Company's adoption of ASC 606. This benefit was partially offset by a higher tax rate versus last year given an expected decrease in the deductibility of certain taxable items.

2

Net income for the third quarter of 2019 was $36.8 million, or $0.55 per diluted share, compared to net income of $33.6 million, or $0.51 per diluted share last year.

Adjusted EBITDA for the quarter was $93.0 million compared to $88.4 million in the third quarter of fiscal 2018. Adjusted EBITDA margin for the quarter was 5.6% versus 5.4% last year. Adjusted results exclude items impacting comparability.

Mr. Salmirs continued, "I am proud of our teams for continuing to navigate the unchanging challenges in the current labor environment. Process improvements and investments in people and systems, have enabled us to mitigate the pressures we have experienced all year due to the tight labor market. IT implementations continue to advance across the organization as part of our ongoing infrastructure improvement plans. Additionally, despite an increase in working capital during the quarter, we continued to make sequential progress against our leverage."

Liquidity & Capital Structure

The Company ended the quarter with total debt, including standby letters of credit, of $1.1 billion.

Total debt to proforma adjusted EBITDA was 3.2x.

In addition, the Company paid its 213th quarterly cash dividend of $0.18 per common share for a total distribution of $11.9 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.18 per common share payable on November 4, 2019 to shareholders of record on October 3, 2019. This will be the Company's 214th consecutive quarterly cash dividend.

Guidance

The Company is reaffirming its outlook for fiscal 2019. As previously announced, the Company expects GAAP income from continuing operations of $1.70 to $1.80 per diluted share. Excluding items impacting comparability, adjusted income from continuing operations is expected to be in the range of $1.95 to $2.05 per diluted share for the 2019 fiscal year. With the exception of the 2019 Work Opportunity Tax Credits and anticipated excess tax benefits on stock-based awards (ASU 2016-09), this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

On November 1, 2018, the Company adopted the Financial Accounting Standards Board’s new revenue recognition standards, ASC 853 and ASC 606, using the modified retrospective approach with a cumulative- effect adjustment to retained earnings as of the beginning of fiscal 2019. The year-to-date impact primarily reflects the deferral of sales commission costs related to strong year-to-date growth within the Company's Technical Solutions segment. The expected full year impact from the new accounting standards are reflected in the current guidance outlook.

Mr. Salmirs concluded, "We are working diligently to achieve our full year targets. Looking to 2020, we intend to adhere to our disciplined pricing model while closely monitoring the macroeconomic environment. Our focus will also remain on people, processes and systems to build upon the foundation we established in 2019 as part of our long term transformation."

3

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Friday, September 6, 2019 at 8:30 AM (ET). The live conference call can be accessed via audio webcast at the "Investors" section of the Company's website, located at www.abm.com, or by dialing (877) 451-6152 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through September 20, 2019 and can be accessed by dialing (844) 512-2921 and then entering ID #13693863.  An archive will also be available on the ABM website for 90 days.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $6.4 billion and approximately 140,000 employees in 350+ offices throughout the United States and various international locations. ABM's comprehensive capabilities include janitorial, electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

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Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements about ABM Industries Incorporated (“ABM”) and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”). We make forward-looking statements related to future expectations, estimates and projections that are uncertain, and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. For us, particular uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include: (1) we may not realize the full extent of growth opportunities and synergies that we anticipated from the acquisition of GCA; (2) we incurred a substantial amount of debt to complete the acquisition of GCA. To service our debt we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control. We also depend on the profitability of our subsidiaries to satisfy our cash needs. If we cannot generate the required cash, we may not be able to make the necessary payments required to service our indebtedness or we may be required to suspend certain discretionary payments, including our dividend; (3) changes to our businesses, operating structure, financial reporting structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative, together with process and technology initiatives following the acquisition of GCA, may not have the desired effects on our financial condition and results of operations; (4) our success depends on our ability to gain profitable business despite competitive pressures and on our ability to preserve long-term client relationships; (5) our business success depends on our ability to attract and retain qualified personnel and senior management; (6) our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk; (7) our international business involves risks different from those we face in the United States that could have an effect on our results of operations and financial condition; (8) unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities; (9) we insure our insurable risks through a combination of insurance and self-insurance and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates of ultimate insurance losses could result in material charges against our earnings; (10) our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss; (11) impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations; (12) changes in general economic conditions, including changes in energy prices, government regulations, and changing consumer preferences, could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (13) our business may be materially affected by changes to fiscal and tax policies. Negative or unexpected tax consequences could adversely affect our results of operations; (14) we may experience breaches of, or disruptions to, our information technology systems or those of our third-party providers or clients, or other compromises of our data that could adversely affect our business; (15) a significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relationship to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union-organizing drives; (16) if we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our Company and, as a result may have a material adverse effect on the value of our common stock; (17) our business may be negatively impacted by adverse weather conditions; (18) catastrophic events, disasters, and terrorist attacks could disrupt our services; and (19) actions of activist investors could disrupt our business. The list of factors above is illustrative and by no means exhaustive. For additional information on these and other risks and uncertainties we face, see ABM’s risk factors, as they may be amended from time to time, set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

5

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations and income from continuing operations per diluted share as adjusted for items impacting comparability, for the third quarter of fiscal years 2019 and 2018. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s operational performance. In addition, the Company has presented earnings before income from discontinued operations, net of taxes, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the third quarter of fiscal years 2019 and 2018. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The Company has also presented organic revenue growth to provide investors with useful supplemental information regarding the Company's ongoing performance and trends by presenting revenue growth excluding the impact of acquisitions and divestitures, as well as the impact of the adoption of ASC 606 and ASC 853. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investor Relations & Treasury:	Susie A. Kim
(212) 297-9721
susie.kim@abm.com

6

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended July 31,
(in millions, except per share amounts)	2019	2018	Increase / (Decrease)
Revenues	$1,647.9	$1,624.3	1.5%
Operating expenses	1,454.1	1,446.7	0.5%
Selling, general and administrative expenses	119.8	110.0	8.9%
Restructuring and related expenses	2.0	2.9	(31.8)%
Amortization of intangible assets	14.9	16.6	(10.6)%
Operating profit	57.3	48.1	19.0%
Income from unconsolidated affiliates	0.7	1.0	(27.7)%
Interest expense	(12.9)	(12.9)	—%
Income from continuing operations before income taxes	45.0	36.1	24.6%
Income tax provision	(8.5)	(2.4)	NM *
Income from continuing operations	36.5	33.7	8.3%
Income (loss) from discontinued operations, net of taxes	0.2	(0.1)	NM *
Net income	$36.8	$33.6	9.3%
Net income per common share — Basic
Income from continuing operations	$0.55	$0.51	7.8%
Income from discontinued operations	—	—	NM *
Net income	$0.55	$0.51	7.8%
Net income per common share — Diluted
Income from continuing operations	$0.55	$0.51	7.8%
Income from discontinued operations	—	—	NM *
Net income	$0.55	$0.51	7.8%
Weighted-average common and common equivalent shares outstanding
Basic	66.6	66.1
Diluted	67.0	66.3
Dividends declared per common share	$0.180	$0.175

*	Not meaningful (due to variance greater than or equal to +/-100%)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Nine Months Ended July 31,
(in millions, except per share amounts)	2019	2018	Increase / (Decrease)
Revenues	$4,850.6	$4,793.5	1.2%
Operating expenses	4,314.2	4,281.8	0.8%
Selling, general and administrative expenses	340.9	326.8	4.3%
Restructuring and related expenses	8.5	22.5	(62.2)%
Amortization of intangible assets	44.9	49.5	(9.3)%
Operating profit	142.1	112.9	25.9%
Income from unconsolidated affiliates	2.4	2.5	(4.5)%
Interest expense	(39.2)	(41.0)	(4.4)%
Income from continuing operations before income taxes	105.3	74.4	41.6%
Income tax (provision) benefit	(25.8)	12.7	NM *
Income from continuing operations	79.4	87.1	(8.7)%
Income from discontinued operations, net of taxes	—	1.0	NM *
Net income	79.4	88.1	(9.8)%
Net income per common share — Basic
Income from continuing operations	$1.19	$1.32	(9.8)%
Income from discontinued operations	—	0.02	NM *
Net income	$1.19	$1.33	(10.5)%
Net income per common share — Diluted
Income from continuing operations	$1.19	$1.31	(9.2)%
Income from discontinued operations	—	0.02	NM *
Net income	$1.19	$1.33	(10.5)%
Weighted-average common and common equivalent shares outstanding
Basic	66.5	66.0
Diluted	66.8	66.3
Dividends declared per common share	$0.540	$0.525

* Not meaningful (due to variance greater than or equal to +/-100%)

8

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended July 31,
(in millions)	2019	2018
Net cash provided by operating activities of continuing operations	$57.4	$74.2
Net cash provided by (used in) operating activities of discontinued operations	0.2	(0.1)
Net cash provided by operating activities	$57.6	$74.1
Other	(17.0)	(11.9)
Net cash used in investing activities	$(17.0)	$(11.9)
Proceeds from issuance of share-based compensation awards, net of taxes withheld	1.3	0.3
Dividends paid	(11.9)	(11.5)
Borrowings from credit facility	554.1	418.5
Repayment of borrowings from credit facility	(583.0)	(501.1)
Changes in book cash overdrafts	7.5	5.9
Financing of energy savings performance contracts	1.6	3.5
Repayment of capital lease obligations	(0.9)	(0.6)
Net cash used in financing activities	$(31.4)	$(85.0)
Effect of exchange rate changes on cash and cash equivalents	(2.5)	(0.9)

9

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Nine Months Ended July 31,
(in millions)	2019	2018
Net cash provided by operating activities of continuing operations	$114.0	$206.4
Net cash provided by operating activities of discontinued operations	—	1.0
Net cash provided by operating activities	$114.0	$207.4
Adjustments to purchase and sale of business	—	(1.9)
Other	(44.1)	(34.3)
Net cash used in investing activities	$(44.1)	$(36.3)
Proceeds and (taxes withheld) from issuance of share-based compensation awards, net	0.7	(0.3)
Dividends paid	(35.8)	(34.5)
Deferred financing costs paid	—	(0.1)
Borrowings from credit facility	1,219.9	887.0
Repayment of borrowings from credit facility	(1,236.8)	(1,042.1)
Changes in book cash overdrafts	3.4	1.1
Financing of energy savings performance contracts	4.9	3.5
Repayment of capital lease obligations	(2.7)	(2.3)
Net cash used in financing activities	$(46.4)	$(187.7)
Effect of exchange rate changes on cash and cash equivalents	(2.1)	(0.2)

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	July 31, 2019	October 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$60.5	$39.1
Trade accounts receivable, net of allowances	1,061.3	1,014.1
Costs incurred in excess of amounts billed	68.4	—
Prepaid expenses	75.5	80.8
Other current assets	53.5	37.0
Total current assets	1,319.2	1,171.0
Other investments	15.1	16.3
Property, plant and equipment, net of accumulated depreciation	147.1	140.1
Other intangible assets, net of accumulated amortization	310.4	355.7
Goodwill	1,832.0	1,834.8
Other noncurrent assets	120.2	109.6
Total assets	$3,744.0	$3,627.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt, net	$52.2	$37.0
Trade accounts payable	249.0	221.9
Accrued compensation	165.7	172.1
Accrued taxes—other than income	83.6	56.0
Insurance claims	150.9	149.5
Income taxes payable	9.6	3.2
Other accrued liabilities	166.4	152.7
Total current liabilities	877.4	792.5
Long-term debt, net	872.2	902.0
Deferred income tax liability, net	31.6	37.8
Noncurrent insurance claims	368.0	360.8
Other noncurrent liabilities	75.6	62.9
Noncurrent income taxes payable	15.6	16.9
Total liabilities	2,240.4	2,172.9
Total stockholders' equity	1,503.6	1,454.6
Total liabilities and stockholders’ equity	$3,744.0	$3,627.5

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended July 31,		Increase/
(in millions)	2019	2018	(Decrease)
Revenues
Business & Industry	$807.9	$822.6	(1.8)%
Aviation	263.3	260.5	1.1%
Technology & Manufacturing	226.9	231.0	(1.8)%
Education	215.4	215.9	(0.3)%
Technical Solutions	165.7	130.3	27.2%
Elimination of inter-segment revenues	(31.3)	(36.0)	12.9%
Total revenues	$1,647.9	$1,624.3	1.5%
Operating profit (loss)
Business & Industry	$45.3	$40.1	12.8%
Aviation	8.6	9.7	(11.7)%
Technology & Manufacturing	17.0	16.9	0.6%
Education	12.6	12.1	4.0%
Technical Solutions	17.9	13.1	37.1%
Corporate	(43.5)	(42.7)	(1.9)%
Adjustment for income from unconsolidated affiliates, included in Aviation	(0.7)	(0.9)	20.2%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	0.1	(0.3)	NM *
Total operating profit	57.3	48.1	19.0%
Income from unconsolidated affiliates	0.7	1.0	(27.7)%
Interest expense	(12.9)	(12.9)	—%
Income from continuing operations before income taxes	45.0	36.1	24.6%
Income tax provision	(8.5)	(2.4)	NM *
Income from continuing operations	36.5	33.7	8.3%
Income (loss) from discontinued operations, net of taxes	0.2	(0.1)	NM *
Net income	$36.8	$33.6	9.3%

*	Not meaningful (due to variance greater than or equal to +/-100%)

12

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Nine Months Ended July 31,		Increase/
(in millions)	2019	2018	(Decrease)
Revenues
Business & Industry	$2,444.5	$2,446.0	(0.1)%
Aviation	765.8	769.7	(0.5)%
Technology & Manufacturing	687.3	691.0	(0.5)%
Education	633.6	637.8	(0.7)%
Technical Solutions	417.7	360.3	15.9%
Elimination of inter-segment revenues	(98.3)	(111.4)	11.7%
Total revenues	$4,850.6	$4,793.5	1.2%
Operating profit (loss)
Business & Industry	$131.2	$114.8	14.3%
Aviation	17.2	20.6	(16.3)%
Technology & Manufacturing	54.4	49.8	9.2%
Education	33.4	32.1	4.0%
Technical Solutions	35.3	28.8	22.4%
Government Services	(0.1)	(0.8)	91.5%
Corporate	(127.1)	(127.3)	0.2%
Adjustment for income from unconsolidated affiliates, included in Aviation	(2.4)	(2.5)	4.9%
Adjustment for tax deductions for energy efficient government buildings, included in Technical Solutions	0.1	(2.6)	NM *
Total operating profit	142.1	112.9	25.9%
Income from unconsolidated affiliates	2.4	2.5	(4.5)%
Interest expense	(39.2)	(41.0)	(4.4)%
Income from continuing operations before income taxes	105.3	74.4	41.6%
Income tax (provision) benefit	(25.8)	12.7	NM *
Income from continuing operations	79.4	87.1	(8.7)%
Income from discontinued operations, net of taxes	—	1.0	NM *
Net income	$79.4	$88.1	(9.8)%

* Not meaningful (due to variance greater than or equal to +/-100%)

13

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

(in millions, except per share amounts)	Three Months Ended July 31,		Nine Months Ended July 31,
	2019	2018	2019	2018
Reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations
Income from continuing operations	$36.5	$33.7	$79.4	$87.1
Items impacting comparability(a)
Prior year self-insurance adjustment(b)	(3.7)	5.9	1.3	7.1
Union pension settlement(c)	3.9	—	3.9	—
Other(d)	1.2	0.5	3.3	0.5
Restructuring and related(e)	2.0	2.9	8.5	22.5
Acquisition costs	—	0.5	0.3	2.5
Litigation and other settlements	4.2	1.0	3.3	1.8
Impairment loss	—	—	—	0.7
Total items impacting comparability	7.6	10.8	20.7	35.1
Income tax benefit(f) (g)	(4.0)	(6.5)	(7.6)	(35.6)
Items impacting comparability, net of taxes	3.6	4.2	13.0	(0.5)
Adjusted income from continuing operations	$40.2	$38.0	$92.5	$86.6

	Three Months Ended July 31,		Nine Months Ended July 31,
	2019	2018	2019	2018
Reconciliation of Net Income to Adjusted EBITDA
Net income	$36.8	$33.6	$79.4	$88.1
Items impacting comparability	7.6	10.8	20.7	35.1
(Income) loss from discontinued operations	(0.2)	0.1	—	(1.0)
Income tax provision (benefit)	8.5	2.4	25.8	(12.7)
Interest expense	12.9	12.9	39.2	41.0
Depreciation and amortization	27.5	28.6	81.3	86.1
Adjusted EBITDA	$93.0	$88.4	$246.5	$236.6

	Three Months Ended July 31,		Nine Months Ended July 31,
	2019	2018	2019	2018
Reconciliation of Income from Continuing Operations per Diluted Share to Adjusted Income from Continuing Operations per Diluted Share
Income from continuing operations per diluted share	$0.55	$0.51	$1.19	$1.31
Items impacting comparability, net of taxes	0.05	0.06	0.20	(0.01)
Adjusted income from continuing operations per diluted share	$0.60	$0.57	$1.38	$1.31
Diluted shares	67.0	66.3	66.8	66.3

	Three Months Ended July 31,		Nine Months Ended July 31,
	2019	2018	2019	2018
Reconciliation of Revenues to Organic Revenues
Revenues	$1,647.9	$1,624.3	$4,850.6	$4,793.5
Changes pursuant to ASC 606 and ASC 853 (h)	13.1	—	36.5	—
Organic revenues	$1,661.0	$1,624.3	$4,887.1	$4,793.5

Revenues growth	1.5%		1.2%
Organic revenues growth	2.3%		2.0%

(a) The Company adjusts income from continuing operations to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management's views of the underlying operational results and trends of the Company.

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(b) Represents the net adjustments to our self-insurance reserve for general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years. Management believes these prior period reserve changes do not illustrate the performance of the Company’s normal ongoing operations given the current year's insurance expense is estimated by management in conjunction with the Company's outside actuary to take into consideration past history and current costs and regulatory trends. Once the Company develops its best estimate of insurance expense premiums for the year, the Company fully allocates such costs out to the business leaders to hold them accountable for the current year costs within operations. However, since these prior period reserve changes relate to claims that could date back many years, current management has limited ability  to influence the ultimate development of the prior year changes. Accordingly, including the prior period reserve changes in the Company's current operational results would not depict how the business is run as the Company holds its management accountable for the current year’s operational performance. The Company believes the exclusion of the self-insurance adjustment from income from continuing operations is useful to investors by enabling them to better assess our operating performance in the context of current year profitability. For the nine months ended July 31, 2019 and 2018, our self-insurance general liability, workers’ compensation, and automobile and medical and dental insurance claims related to prior period accident years was increased by $1.3 million and $7.1 million, respectively.

(c) The Company lost a client account where ABM employees assigned to the account participated in a defined-benefit multiemployer pension fund where contributions to the pension fund by ABM were limited to that single client account. As a result of losing the account, ABM anticipates receiving a withdrawal liability assessment pursuant to the Multiemployer Pension Plan Amendments Act of 1980. The estimated amount of the withdrawal liability is $3.9M.  In most cases, ABM’s pension contributions are made pursuant to union agreements that cover multiple client accounts across specific geographic areas, such that the loss of single client accounts would not trigger this type of liability.

(d) Primarily represents costs related to the requirements associated with General Data Protection Regulation standards.

(e) Represents restructuring costs related to the continued integration of GCA acquisition in September 2017.

(f) The Company's tax impact is calculated using the federal and state statutory rate of 28.1% for QTD and YTD FY19, and 29.8% for QTD and YTD FY18. We calculate tax from the underlying whole-dollar amounts, as a result, certain amounts may not recalculate based on reported numbers due to rounding.

(g) The QTD FY19 and YTD FY19 includes $1.8M related to the expiring statute of limitations. The QTD FY18 includes $3.6M related to the expiring statute of limitations. YTD FY18 includes $3.6M related to the expiring statute of limitations and $21.5M related to the enactment of the Tax Act.

(h) Consistent with the required disclosures under U.S. GAAP in the year of adoption of ASC 606 and ASC 853, we are providing information in each reporting period during the year of adoption on what revenue would have been under our historical method of accounting that existed prior to November 1, 2018 as part of the reconciliation of reported revenues to organic revenues.

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2019 GUIDANCE

	Year Ending October 31, 2019
Reconciliation of Estimated Income from Continuing Operations per Diluted Share to Estimated Adjusted Income from Continuing Operations per Diluted Share	Low Estimate	High Estimate
Income from continuing operations per diluted share (a)	1.70	1.80
Adjustments (b)	0.25	0.25
Adjusted Income from continuing operations per diluted share (a)	$1.95	$2.05

(a) With the exception of the 2019 Work Opportunity Tax Credits and ASU 2016-09, this guidance does not include any potential benefits associated with certain other discrete tax items and other unrecognized tax benefits.

(b) Adjustments include costs associated with the strategic review, legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.

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